UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 10, 2013

B/E AEROSPACE, INC.
(Exact name of registrant as specified in charter)

Delaware	0-18348	06-1209796
(State or other	(Commission File Number)	(I.R.S. Employer
jurisdiction of incorporation)		Identification No.)

1400 Corporate Center Way, Wellington, Florida		33414-2105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (561) 791-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 10, 2013, Richard M. Sharpe announced his retirement from his position as the Vice President and General Manager - Consumables Management Segment for B/E Aerospace, Inc. (the “Company”), but agreed to remain as an employee with the Company through February 28, 2014 in order to assist with an orderly transition of his responsibilities and duties.  Thereafter, Mr. Sharpe will serve as a consultant to the Company through February 27, 2017 pursuant to the terms of a written Consulting Agreement entered into with the Company (the “Consulting Agreement”).

In recognition of Mr. Sharpe’s contributions to the Company, Mr. Sharpe will receive the compensation and benefits payable upon a termination without cause under his employment agreement dated May 4, 2012, the material terms of which have been previously disclosed in the Company’s Proxy Statement, filed with the Securities and Exchange Commission on April 29, 2013.  Pursuant to the Consulting Agreement, Mr. Sharpe will receive a consulting fee of $37,225 per month.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

B/E AEROSPACE, INC.

	By:	/s/ Thomas P. McCaffrey
		Name:	Thomas P. McCaffrey
		Title:	Senior Vice President
and Chief Financial Officer

Date: December 12, 2013